Exhibit 99.1

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2012

4390 Davisville Road, Hatboro, PA 19040 Phone (215) 682-7400 Fax (215) 682-4144

For Immediate Release

Date:	July 25, 2012
Contact:	Roger S. Deacon
Chief Financial Officer
Phone:	(215) 775-1435

FOX CHASE BANCORP, INC. ANNOUNCES RESULTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012

(Completes Balance Sheet Restructuring)

HATBORO, PA, July 25, 2012 – Fox Chase Bancorp, Inc. (the “Company”) (NASDAQ GM: FXCB), the holding company for Fox Chase Bank (the “Bank”), today announced net income of $539,000, or $0.05 per share, and $1.7 million, or $0.15 per share, for the three and six months ended June 30, 2012, respectively, compared to net income of $1.3 million, or $0.09 per share, and $2.5 million, or $0.18 per share, for the three and six months ended June 30, 2011, respectively.

During June 2012, the Company completed its previously announced balance sheet restructuring. This restructuring had a pre-tax cost of $678,000 (after-tax cost of $448,000), which was less than the previously announced pre-tax cost of $1.2 million.  The cost was less due to better execution at the time of the transactions.  The Company terminated $56.3 million in long-term borrowings, with an effective rate of 3.50%, at a pre-tax cost of $3.0 million and funded these pre-payments primarily with $50.0 million of brokered certificates of deposit with an average duration of 0.9 years and an effective rate of 0.45%. Offsetting this cost was a pre-tax gain of $2.3 million associated with the sale of $72.9 million in investment securities with a book yield of 2.11%, which included the sale of the Company’s only private label residential mortgage

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2012

related security resulting in a pre-tax loss of $87,000.  In conjunction with the restructuring, the Company purchased $74.3 million of agency residential mortgage related securities. The Company anticipates that the restructuring will improve net interest income by approximately $700,000 in the second half of 2012 and approximately $1.2 million in 2013.  The actual impact on net interest income for the second half of 2012 and 2013 could differ depending, among other things, on actual yields earned on the purchased investment securities and interest rates in effect at the maturity of the brokered certificates of deposit.

The Company also announced that its Board of Directors declared a cash dividend of $0.04 per outstanding share of common stock. The dividend will be paid on or about August 28, 2012 to stockholders of record as of the close of business on August 14, 2012.

Additional highlights for the three and six month periods ended June 30, 2012 included:

•                Total assets were $1.01 billion at June 30, 2012, a decrease of $3.9 million, or 0.4%, from $1.02 billion at December 31, 2011.  Total loans were $656.8 million at June 30, 2012, an increase of $11.2 million, or 1.7%, from $645.6 million at March 31, 2012, and a decrease of $13.8 million, or 2.1%, from $670.6 million at December 31, 2011. The increase for the three months ended June 30, 2012 was driven by an increase in commercial loans of $26.8 million, comprised of $25.8 million growth in multi-family and commercial loans primarily related to mortgage lending activities, $3.7 million growth in commercial construction loans and a $2.7 million decline in commercial and industrial loans, offset by an $8.5 million decrease in one-to four-family residential mortgage loans due to normal amortization exceeding new loans originated, and a $7.4 million decrease in consumer loans.

•                Net interest income decreased $109,000, or 1.4%, to $7.7 million for the three months ended June 30, 2012, compared to $7.8 million for the three months ended June 30, 2011, and increased $249,000, or 1.6%, to $15.7 million for the six months ended June 30, 2012, compared to $15.4 million for the six months ended June 30, 2011. The net interest margin was 3.15% for the three months ended June 30, 2012, compared to 2.95% for the three months ended June 30, 2011.

•                Net interest income decreased $309,000, or 3.9%, to $7.7 million for the three months ended June 30, 2012, compared to $8.0 million for the three months ended March 31,

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2012

2012. This decrease was primarily driven by a $17.1 million decrease in average loans, due to high loan payoffs at the end of the first quarter, and an 8 basis point decline in net interest margin from 3.23% to 3.15%, as asset yields repriced lower at a pace faster than cost of funds on interest-bearing liabilities.

•                The efficiency ratio was 66.5% for the six months ended June 30, 2012 compared to 64.7% for the six months ended June 30, 2011;

•                Other noninterest income increased $76,000 to $139,000 for the three months ended June 30, 2012 and $207,000 to $296,000 for the six months ended June 30, 2012, respectively, compared to $63,000 and $89,000 for the three and six months ended June 30, 2011, respectively, primarily due to higher income and volumes from mortgage banking activities;

•                Excluding the cost of the extinguishment of debt of $3.0 million, noninterest expense increased $201,000, or 3.7%, to $5.7 million and $543,000, or 5.0%, to $11.3 million for the three and six months ended June 30, 2012, respectively, compared to $5.5 million and $10.8 million for the three and six months ended June 30, 2011, respectively. Salaries, benefits and other compensation increased $139,000 and $311,000 for the three and six months ended June 30, 2012, respectively, primarily as a result of increased compliance costs, equity award expense and annual merit increases.  Professional fees increased $5,000 and $123,000 for the three and six months ended June 30, 2012, respectively, primarily due to incremental legal costs associated with the Bank’s nonperforming assets.  FDIC premiums decreased $28,000 and $130,000 for the three and six months ended June 30, 2012, respectively.  The decrease was primarily due to lower assets and a revised premium calculation, which became effective April 1, 2011.

Credit related items as of and for the quarter ended June 30, 2012 include:

•                The allowance for loan losses was $11.2 million, or 1.68% of total loans at June 30, 2012 compared to $11.3 million, or 1.72% of total loans at March 31, 2012 and $12.1 million, or 1.77% of total loans at December 31, 2011;

•                The provision for loan losses was $1.3 million for the three months ended June 30, 2012, compared to $1.3 million for the three months ended March 31, 2012 and $900,000 for the three months ended June 30, 2011;

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2012

•                Net loan charge-offs totaled $1.4 million and $3.4 million for the three and six months ended June 30, 2012, respectively, compared to $1.2 million and $1.9 million for the three and six months ended June 30, 2011, respectively;

•                Nonperforming assets decreased $1.0 million and increased $2.1 million for the three and six months ended June 30, 2012, respectively, to $25.4 million, or 2.51% of total assets at June 30, 2012.  Nonperforming assets totaled $26.5 million, or 2.62% of total assets at March 31, 2012, and $23.4 million, or 2.30% of total assets at December 31, 2011;

•                Delinquent loans totaled $2.3 million at June 30, 2012, compared to $704,000 at March 31, 2012 and $1.9 million at December 31, 2011.  Approximately $1.2 million of these loans were current as to monetary payments, but past maturity.

Commenting on the performance for the quarter, Thomas M. Petro, President and Chief Executive Officer said, “The execution of the balance sheet restructuring, given current economic conditions and interest rates, will have a positive impact on the net interest margin in future periods, while maintaining our interest-rate sensitivity position.  While we experienced modest loan growth during the quarter, loan demand continues to remain weak in our primary market area.  Competitive pressures to grow or maintain loan portfolios in a no-growth environment are forcing yields lower on high-quality commercial loans.  We believe our strategy is sound and we are well-positioned to exit this economic cycle with a strong balance sheet and capital to grow.”

Fox Chase Bancorp, Inc. will host a conference call to discuss second quarter 2012 results on Thursday, July 26, 2012 at 9:00 am EDT.  The general public can access the call by dialing (877) 317-6789.  A replay of the conference call will be available through September 7, 2012 by dialing (877) 344-7529; use Conference ID: 10016609.

Fox Chase Bancorp, Inc. is a stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867.  The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey.  For more information, please visit the Bank’s website at www.foxchasebank.com.

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2012

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2012

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(Unaudited)
INTEREST INCOME
Interest and fees on loans	$8,362	$8,726	$17,210	$17,558
Interest on mortgage related securities	1,955	2,665	3,934	5,226
Interest on investment securities available-for-sale
Taxable	78	124	171	264
Nontaxable	14	67	33	137
Other interest income	2	25	5	53
Total Interest Income	10,411	11,607	21,353	23,238
INTEREST EXPENSE
Deposits	1,637	2,242	3,408	4,670
Short-term borrowings	5	-	10	-
Federal Home Loan Bank advances	688	1,153	1,442	2,307
Other borrowed funds	410	432	842	859
Total Interest Expense	2,740	3,827	5,702	7,836
Net Interest Income	7,671	7,780	15,651	15,402
Provision for loan losses	1,291	900	2,566	1,875
Net Interest Income after Provision for Loan Losses	6,380	6,880	13,085	13,527
NONINTEREST INCOME
Service charges and other fee income	385	452	774	779
Net gain on sale of assets acquired through foreclosure	98	20	127	20
Income on bank-owned life insurance	118	116	237	230
Other	139	63	296	89
Total other-than-temporary impairment loss	-	(398)	-	(398)
Less: Portion of loss recognized in other comprehensive income (before taxes)	-	197	-	197
Net other-than-temporary impairment loss	-	(201)	-	(201)
Net gains on sale of investment securities	2,340	-	2,340	-
Net investment securities gains (losses)	2,340	(201)	2,340	(201)

Total Noninterest Income	3,080	450	3,774	917
NONINTEREST EXPENSE
Salaries, benefits and other compensation	3,353	3,214	6,692	6,381
Occupancy expense	420	434	879	931
Furniture and equipment expense	138	104	290	207
Data processing costs	472	418	918	838
Professional fees	489	484	958	835
Marketing expense	106	85	152	145
FDIC premiums	201	229	382	512
Assets acquired through foreclosure expense	38	125	153	144
Loss on extinguishment of debt	3,018	-	3,018	-
Other	464	387	897	785
Total Noninterest Expense	8,699	5,480	14,339	10,778
Income Before Income Taxes	761	1,850	2,520	3,666
Income tax provision	222	593	794	1,163
Net Income	$539	$1,257	$1,726	$2,503
Earnings per share:
Basic	$0.05	$0.09	$0.15	$0.18
Diluted	$0.05	$0.09	$0.15	$0.18

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2012

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in Thousands, Except Share Data)

	June 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$810	$734
Interest-earning demand deposits in other banks	13,998	6,852
Total cash and cash equivalents	14,808	7,586
Investment securities available-for-sale	8,460	23,106
Mortgage related securities available-for-sale	242,929	225,664
Mortgage related securities held-to-maturity (fair value of $36,179 at June 30, 2012 and $41,758 at December 31, 2011)	35,075	41,074
Loans, net of allowance for loan losses of $11,225 at June 30, 2012 and $12,075 at December 31, 2011	656,785	670,572
Federal Home Loan Bank stock, at cost	7,287	8,074
Bank-owned life insurance	13,843	13,606
Premises and equipment, net	10,506	10,431
Assets acquired through foreclosure	8,165	2,423
Real estate held for investment	1,620	1,620
Accrued interest receivable	3,299	4,578
Mortgage servicing rights, net	244	316
Deferred tax asset, net	1,897	1,682
Other assets	7,041	5,131
Total Assets	$1,011,959	$1,015,863

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits	$729,503	$676,594
Short-term borrowings	15,000	8,500
Federal Home Loan Bank advances	50,000	88,278
Other borrowed funds	30,000	50,000
Advances from borrowers for taxes and insurance	2,151	1,736
Accrued interest payable	287	418
Accrued expenses and other liabilities	2,371	2,145
Total Liabilities	829,312	827,671
STOCKHOLDERS’ EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized, none issued and outstanding at June 30, 2012 and December 31, 2011)	-	-
Common stock ($.01 par value; 60,000,000 shares authorized, 12,594,823 shares issued and outstanding at June 30, 2012 and 13,037,310 shares issued and outstanding at December 31, 2011)	146	146
Additional paid-in capital	135,668	134,871
Treasury stock, at cost (1,986,200 shares at June 30, 2012 and 1,524,900 shares at December 31, 2011)	(25,756)	(19,822)
Common stock acquired by benefit plans	(11,083)	(11,541)
Retained earnings	78,717	77,971
Accumulated other comprehensive income, net	4,955	6,567
Total Stockholders’ Equity	182,647	188,192

Total Liabilities and Stockholders’ Equity	$1,011,959	$1,015,863

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2012

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)

(Dollars in Thousands, Except Per Share Data)

	June 30,	March 31,	December 31,	June 30,
	2012	2012	2011	2011
CAPITAL RATIOS:
Stockholders’ equity (to total assets) (1)	18.05%	18.41%	18.53%	19.29%
Tier 1 capital (to adjusted assets) (2)	14.82	15.57	15.30	14.01
Tier 1 risk –based capital (to risk-weighted assets) (2)	22.32	23.73	22.88	23.19
Total risk-based capital (to risk-weighted assets) (2)	23.33	24.71	23.90	24.18
ASSET QUALITY INDICATORS:
Nonperforming Assets:
Nonaccruing loans	$17,271	$19,980	$17,078	$18,679
Accruing loans past due 90 days or more	-	-	3,875	-
Total nonperforming loans	$17,271	$19,980	$20,953	$18,679
Assets acquired through foreclosure	8,165	6,473	2,423	3,024
Total nonperforming assets	$25,436	$26,453	$23,376	$21,703
Ratio of nonperforming loans to total loans	2.59%	3.04%	3.07%	2.87%
Ratio of nonperforming assets to total assets	2.51	2.62	2.30	1.99
Ratio of allowance for loan losses to total loans	1.68	1.72	1.77	1.91
Ratio of allowance for loan losses to nonperforming loans	65.0	56.5	57.6	66.6

Impaired Loans:
Nonperforming loans	$17,271	$19,980	$20,953	$18,679
Troubled debt restructurings	7,747	7,557	7,207	11,321
Other impaired loans	-	-	2,354	-
Total impaired loans	$25,018	$27,537	$30,514	$30,000
Past Due Loans:
30 - 59 days	$1,546	$176	$1,467	$1,578
60 - 89 days	754	528	421	442
Total	$2,300	$704	$1,888	$2,020

(1) Represents stockholders’ equity ratio of Fox Chase Bancorp, Inc.

(2) Represents regulatory capital ratios of Fox Chase Bank.

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2012

	At or for the Three Months Ended
	June 30,	March 31,	June 30,
	2012	2012	2011

PERFORMANCE RATIOS (3):
Return on average assets	0.22%	0.47%	0.47%
Return on average equity	1.16	2.53	2.41
Net interest margin	3.15	3.23	2.95
Efficiency ratio (4)	68.3	64.7	64.0
OTHER:
Tangible book value per share	$14.50	$14.55	$14.41
Employees (full-time equivalents)	138	134	133

	At or for the Six Months Ended
	June 30,	June 30,
	2012	2011

PERFORMANCE RATIOS (3):
Return on average assets	0.34%	0.46%
Return on average equity	1.85	2.41
Net interest margin	3.19	2.90
Efficiency ratio (4)	66.5	64.7

(3) Annualized

(4)  Represents noninterest expense, excluding provision for loss on other real estate owned and loss on extinguishment of debt, divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities, premises and equipment and assets acquired through foreclosure.

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2012

AVERAGE BALANCE SHEET

(Dollars in Thousands, Unaudited)

	Six Months Ended June 30,
	2012			2011
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:	(Dollars in thousands)
Interest-earning assets:
Interest-earning demand deposits	$7,948	$5	0.11%	$46,078	$53	0.23%
Mortgage related securities	278,061	3,934	2.83%	330,173	5,226	3.17%
Taxable securities	23,998	171	1.43%	32,938	264	1.60%
Nontaxable securities	1,474	33	4.54%	6,098	137	4.50%
Loans (1)	662,270	17,210	5.16%	642,668	17,558	5.45%
Allowance for loan losses	(11,947)			(12,859)
Net loans	650,323	17,210		629,809	17,558
Total interest-earning assets	961,804	21,353	4.36%	1,045,096	23,238	4.38%
Noninterest-earning assets	43,116			41,117
Total assets	$1,004,920			$1,086,213
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	573,511	3,408	1.20%	611,982	4,670	1.54%
Borrowings	142,528	2,294	3.18%	171,824	3,166	3.67%
Total interest-bearing liabilities	716,039	5,702	1.59%	783,806	7,836	2.00%
Noninterest-bearing deposits	97,457			89,324
Other noninterest-bearing liabilities	5,100			5,441
Total liabilities	818,596			878,571
Stockholders’ equity	179,683			200,916
Accumulated comprehensive income	6,641			6,726
Total stockholder’s equity	186,324			207,642
Total liabilities and stockholders’ equity	$1,004,920			$1,086,213

Net interest income		$15,651			$15,402
Interest rate spread			2.77%			2.38%
Net interest margin			3.19%			2.90%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2012

AVERAGE BALANCE SHEET

(Dollars in Thousands, Unaudited)

	Three Months Ended June 30,
	2012			2011
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:	(Dollars in thousands)
Interest-earning assets:
Interest-earning demand deposits	$7,207	$2	0.10%	$43,479	$25	0.23%
Mortgage related securities	281,767	1,955	2.78%	329,439	2,665	3.24%
Taxable securities	22,059	78	1.40%	32,032	124	1.54%
Nontaxable securities	1,075	14	5.45%	5,271	67	5.07%
Loans (1)	653,730	8,362	5.08%	638,747	8,726	5.43%
Allowance for loan losses	(11,597)			(12,926)
Net loans	642,133	8,362		625,821	8,726
Total interest-earning assets	954,241	10,411	4.34%	1,036,042	11,607	4.40%
Noninterest-earning assets	43,375			40,702
Total assets	$997,616			$1,076,744
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	569,395	1,637	1.16%	600,405	2,242	1.50%
Borrowings	137,038	1,103	3.18%	171,268	1,585	3.66%
Total interest-bearing liabilities	706,433	2,740	1.55%	771,673	3,827	1.98%
Noninterest-bearing deposits	101,143			91,511
Other noninterest-bearing liabilities	4,712			4,956
Total liabilities	812,288			868,140
Stockholders’ equity	178,651			201,636
Accumulated comprehensive income	6,677			6,968
Total stockholder’s equity	185,328			208,604
Total liabilities and stockholders’ equity	$997,616			$1,076,744

Net interest income		$7,671			$7,780
Interest rate spread			2.79%			2.42%
Net interest margin			3.15%			2.95%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2012

AVERAGE BALANCE SHEET

(Dollars in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2012			March 31, 2012
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:	(Dollars in thousands)
Interest-earning assets:
Interest-earning demand deposits	$7,207	$2	0.10%	$8,690	$3	0.13%
Mortgage related securities	281,767	1,955	2.78%	274,353	1,979	2.88%
Taxable securities	22,059	78	1.40%	25,937	93	1.45%
Nontaxable securities	1,075	14	5.45%	1,873	19	4.02%
Loans (1)	653,730	8,362	5.08%	670,809	8,848	5.24%
Allowance for loan losses	(11,597)			(12,295)
Net loans	642,133	8,362		658,514	8,848
Total interest-earning assets	954,241	10,411	4.34%	969,367	10,942	4.49%
Noninterest-earning assets	43,375			42,858
Total assets	$997,616			$1,012,225
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	569,395	1,637	1.16%	577,628	1,771	1.23%
Borrowings	137,038	1,103	3.18%	148,017	1,191	3.18%
Total interest-bearing liabilities	706,433	2,740	1.55%	725,645	2,962	1.63%
Noninterest-bearing deposits	101,143			93,770
Other noninterest-bearing liabilities	4,712			5,489
Total liabilities	812,288			824,904
Stockholders’ equity	178,651			180,715
Accumulated comprehensive income	6,677			6,606
Total stockholder’s equity	185,328			187,321
Total liabilities and stockholders’ equity	$997,616			$1,012,225

Net interest income		$7,671			$7,980
Interest rate spread			2.79%			2.86%
Net interest margin			3.15%			3.23%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.

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